Exhibit 99.1

AT THE COMPANY	AT FINANCIAL DYNAMICS
Marc S. Goldfarb	Erica Pettit / Leigh Parrish
Senior Vice President & General Counsel	General Information
201-405-2454	212-850-5600
FOR IMMEDIATE RELEASE
KID BRANDS, INC. ANNOUNCES PRICING OF SECONDARY OFFERING OF
4.4 MILLION SHARES ON BEHALF OF SELLING STOCKHOLDER
Wayne, N.J. — June 10, 2010 — Kid Brands, Inc. (NYSE: KID) announced today that one of its stockholders, D. E. Shaw Laminar Portfolios, L.L.C., has priced an underwritten secondary public offering of 4,399,733 shares of the Company’s common stock at $7.25 per share, less underwriting commissions and discounts.
The Company will not receive any proceeds from the offering. Further, the Company is not issuing any new shares and the offering will not be dilutive to earnings per share. Roth Capital Partners is the sole underwriter of the offering on behalf of the selling stockholder.
A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on March 23, 2010. This offering is being made by the selling stockholder only by means of a written prospectus forming part of the effective registration statement and a related prospectus supplement. Copies of the prospectus and related prospectus supplement may be obtained from the offices of Roth Capital Partners by e-mail to rothecm@roth.com, by fax to +1-949-720-7227, or by mail to 24 Corporate Plaza Drive, Newport Beach, CA, 92660, Attention: Equity Capital Markets. Copies of the registration statement, the prospectus and the related prospectus supplement are also available on the SEC’s website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Kid Brands, Inc.
Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide. Prior to September 2009, the Company was known as Russ Berrie and Company, Inc.

The Company’s operating business is composed of four wholly-owned subsidiaries: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these subsidiaries, the Company designs and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and decor (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products pursuant to various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrandsinc.com.
Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited, to those set forth in the prospectus and related prospectus supplement with respect to the offering under “Risk Factors”, and those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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